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                                                                      EXHIBIT 24


                                POWER OF ATTORNEY


                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joy E. Hansen and Timothy J. Schmitt, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, in his or her name and on his or her behalf, to do any and all acts and things and to execute any and all instruments which they and each of them may deem necessary or advisable to enable Newmont Mining Corporation (the "Corporation") to comply with the Securities Act of 1933, as amended (the "Act"), and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Act of shares of common stock, shares of preferred stock (which may or may not be convertible into shares of common stock) and/or warrants to purchase shares of common stock and/or preferred stock, in each case of the Corporation to be offered from time to time by the Corporation pursuant to Rule 415 under the Act (or any successor rule thereto) and having an aggregate maximum offering price of up to $450 million, including the power and authority to sign his or her name in any and all capacities (including his or her capacity as a Director and/or Officer of the Corporation) to a Registration Statement on Form S-3 or such other form as may be appropriate, and to any and all amendments, including post-effective amendments, to such Registration Statement, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any amendments thereto; and the undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents, or any of them, shall lawfully do or cause to be done by virtue hereof.

                  IN WITNESS WHEREOF, the undersigned have subscribed these presents as of the 10th day of July, 1998.


Signature                                                     Title


/s/ Ronald C. Cambre                        Chairman, President and
---------------------------                 Chief Executive Officer and Director
Ronald C. Cambre                            (Principal Executive Officer)


/s/ James T. Curry, Jr.
---------------------------                 Director
James T. Curry, Jr.


/s/ Joseph P. Flannery
---------------------------                 Director
Joseph P. Flannery


/s/ Leo I. Higdon, Jr.
---------------------------                 Director
Leo I. Higdon, Jr.

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/s/ Thomas A. Holmes
-----------------------------                 Director
Thomas A. Holmes


/s/ George B. Munroe
-----------------------------                 Director
George B. Munroe


/s/ Robin A. Plumbridge
-----------------------------                 Director
Robin A. Plumbridge


/s/ Moeen A. Qureshi
-----------------------------                 Director
Moeen A. Qureshi


/s/ Michael K. Reilly
-----------------------------                 Director
Michael K. Reilly


/s/ Jean Head Sisco
-----------------------------                 Director
Jean Head Sisco


/s/ William I. M. Turner, Jr.
-----------------------------                 Director
William I. M. Turner, Jr.


/s/ Wayne W. Murdy                            Executive Vice President
-----------------------------                 and Chief Financial Officer
Wayne W. Murdy                                (Principal Financial Officer)


/s/ Linda K. Wheeler                          Controller
-----------------------------                 (Principal Accounting Officer)
Linda K. Wheeler


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